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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): October 3, 2000

(Commission File Number) 0-28488

MULTIPLE ZONES, INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1431894 (I.R.S. Employer Identification No.)
707 South Grady Way, Renton, Washington (Address of principal executive offices)	98055-3233 (Zip Code)

(425) 430-3000
Registrant's telephone number, including area code:

Multiple Zones International, Inc.
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

    On October 3, 2000, Multiple Zones International, Inc. (the "Company"), changed its name from "Multiple Zones International, Inc." to "Multiple Zones, Inc." This change in the Company's name was approved by the Company's board of directors at a special meeting held on July 21, 2000. The Company continues to be listed on The Nasdaq National Market under the symbol "MZON."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial statements of business acquired. Not applicable.

  (b)
  Pro forma financial information. Not applicable.

  (c)
  Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of Multiple Zones International, Inc. dated September 30, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIPLE ZONES, INC.
OCTOBER 26, 2000	By:	/s/ RONALD P. MCFADDEN Ronald P. McFadden Chief Financial Officer/Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of Multiple Zones International, Inc. dated September 30, 2000.

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SIGNATURES
EXHIBIT INDEX